Exhibit 99.1

RingCentral Appoints Sonalee Parekh as Chief Financial Officer
Mo Katibeh appointed as President and Chief Operating Officer

BELMONT, Calif. – May 9, 2022 — RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, collaboration, video meetings, and contact center solutions, today announced that Sonalee Parekh has been appointed as RingCentral’s Chief Financial Officer and will join the Company in her new role by May 31, 2022. Parekh will be responsible for all the company’s financial functions including financial planning, controllership, tax, treasury, corporate development and investor relations. The company also announced that Mo Katibeh, Chief Operating Officer, has been appointed as President of RingCentral, effective immediately.
An experienced business leader, Parekh joins from Hewlett Packard Enterprise (HPE) where she served as CFO of the company’s Communications Technology group and led HPE’s Corporate Development and Investor Relations functions. She has more than 25 years of global capital markets and operational experience in the high growth Technology, Media and Telecommunications industries, both as an advisor and senior executive. At HPE, she oversaw critical growth initiatives, including the M&A strategy globally, with responsibility for mergers and acquisitions, strategic investments, business integration and performance management. Prior to working at HPE, Parekh held several senior leadership roles at global investment banks, including Barclays Capital and Goldman Sachs. She is a public accounting alumna of PwC, having worked at the firm in both Canada and the United Kingdom.
“We are delighted to welcome Sonalee to RingCentral as our Chief Financial Officer,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “Her breadth of experience and leadership acumen make her a great addition to our senior leadership team. I am looking forward to working with her and seeing her impact across the business. I also want to thank Vaibhav Agarwal for his successful stewardship as interim CFO. I look forward to his continued contributions to our business as he works closely with Sonalee and the rest of our executive management team.”
“RingCentral is leading the way in helping companies accelerate the migration of their business communications to the cloud as the world embraces the new reality of hybrid work,” said Parekh. “I am excited to be joining RingCentral, an undisputed category leader at scale, and to leverage its unique platform to focus on sustainable growth and value creation.”
Find out more about Sonalee Parekh.
Mo Katibeh appointed President
The appointment of Mo Katibeh as President expands his responsibilities to include the company’s human resources and corporate strategy functions alongside product, sales, marketing, and customer experience.
Shmunis added: “Mo has brought strong executive leadership to RingCentral and has had a meaningful impact since he joined the company. He brings a people-first, customer-first perspective that drives great results and is building the culture and systems needed to set us up for continued growth and expanded profitability at scale.”
“RingCentral is a proven industry leader with a large opportunity ahead,” said Katibeh. “We have invested in building a great team, great technology and an unrivalled partnership network, which allows us to drive durable and increasingly profitable growth. I couldn’t be more excited of the road ahead as we enable enterprises worldwide to transform their business communications to the cloud.”

About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost-effective than legacy on-premises PBX and video conferencing systems, RingCentral® empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, device, and device location. RingCentral offers three essential products in its portfolio, including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company's video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral Cloud Contact Center solutions. RingCentral's open platform integrates with leading third-party business applications and allows customers to customize business workflows easily. RingCentral is headquartered in Belmont, California, and has offices worldwide.
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Media Contact
Mariana Leventis
Mariana.leventis@ringcentral.com
650-562-6545